Amendment to Distribution Agreement

This Amendment (“Amendment”) is made as of [      ], 2016 (the “Effective Date”) between Stadion Investment Trust (the “Trust”), organized as a statutory trust under the laws of the State of Delaware, and ALPS Distributors, Inc. (“ALPS”), a Colorado corporation.

WHEREAS, the Trust and ALPS have entered into a Distribution Agreement dated January 17, 2013, as amended (the “Agreement”);

WHEREAS, the Trust and ALPS wish to amend Appendix A to the Agreement; and

WHEREAS, all capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties hereto, intending to be legally bound, agree that the Agreement shall be amended as follows:

1.	As of the Effective Date, Appendix A of the Agreement is replaced in its entirety with the new Appendix A attached hereto and incorporated by reference herein.

Other than as amended hereby, all other provisions of the Agreement shall remain unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed, construed and interpreted in accordance with the laws of the State of Colorado, and the 1940 Act and the rules thereunder.  To the extent that the laws of the State of Colorado conflict with the 1940 Act or such rules, the latter shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

STADION INVESTMENT TRUST		ALPS DISTRIBUTORS, INC.

By:		By:
Name:	Judson Doherty	Name:	Jeremy O. May
Title:	President	Title:	President

APPENDIX A

LIST OF PORTFOLIOS

STADION TACTICAL GROWTH FUND
Class A Shares (ETFAX), CUSIP 85235B814
Class C Shares (ETFCX), CUSIP 85235B798
Class I Shares (ETFOX), CUSIP 85235B780

STADION TACTICAL DEFENSIVE FUND
Class A Shares (ETFRX), CUSIP 85235B202
Class C Shares (ETFZX), CUSIP 85235B400
Class I Shares (ETFWX), CUSIP 85235B608

STADION TRILOGY ALTERNATIVE RETURN FUND
Class A Shares (STTGX), CUSIP 85235B707
Class C Shares (STTCX), CUSIP 85235B806
Class I Shares (STTIX), CUSIP 85235B889

STADION ALTERNATIVE INCOME FUND
Class A Shares (TACFX), CUSIP 85235B848
Class C Shares (TACCX), CUSIP 85235B830
Class I Shares (TACSX), CUSIP 85235B822

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